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                                                                     EXHIBIT 8.1
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        [LETTERHEAD OF COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]



                                    August 24, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:


     We have been requested by Mediacom LLC ("Mediacom"), a New York limited liability company, and Mediacom Capital Corporation ("Mediacom Capital" and together with Mediacom, the "Issuers"), a New York corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-4, filed concurrently herewith, with respect to the registration of $200,000,000 principal amount of Series B 8 1/2 % Senior Notes due 2008 of the Issuers (the "Series B Notes") to be offered (the "Exchange Offer") in exchange for outstanding 8 1/2 % Senior Notes due 2008 (the "Series A Notes").

     We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon the terms of the Exchange Offer, of the Series A Notes and of the Series B Notes, which are set forth in the Registration Statement, it is our opinion that the discussion set forth in "Federal Tax Considerations" in the Registration Statement accurately describes, in all material respects, the material federal income tax consequences of the Exchange Offer to the holders of the Series A Notes.

     The foregoing opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We undertake no obligation to update this opinion in respect of any such changes.


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Securities and Exchange Commission
August 24, 1998
Page 2


        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                                        COOPERMAN LEVITT WINIKOFF
                                          LESTER & NEWMAN, P.C.

                                        BY /s/ Mark L. Lubin
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